Exhibit 99.1

CreXus Investment Corp. Reports Results for the 3rd Quarter 2012

NEW YORK--(BUSINESS WIRE)--November 5, 2012--CreXus Investment Corp. (NYSE: CXS), today reported GAAP net income for the quarter ended September 30, 2012 of $22.6 million or $0.30 per average share, as compared to $39.9 million or $0.52 per average share for the quarter ended September 30, 2011 and $14.4 million or $0.19 per average share for the quarter ended June 30, 2012.

Common dividends declared for the quarters ended September 30, 2012, September 30, 2011, and June 30, 2012, were $0.32, $0.30 and $0.27 per common share, respectively. The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP earnings. Taxable and GAAP earnings will typically differ due to items such as differences in premium amortization and discount accretion, non-taxable unrealized and realized gains and losses, credit loss recognition, and non-deductible general and administrative expenses. The annualized dividend yield on the Company’s common stock for the quarter ended September 30, 2012, based on the September 30, 2012 closing price of $10.81, was 11.84%.

On a GAAP basis the Company provided a return on average equity of 9.83%, 17.61% and 6.24%, for the quarters ended September 30, 2012, September 30, 2011, and June 30, 2012, respectively.

Kevin Riordan, Chief Executive Officer and President of CreXus, commented on the quarter’s results. “With $125 million of capital committed this quarter, we continue the process of increasing our portfolio yield and maturity while maintaining a consistent risk profile, and building a book of business that is designed to perform for the long-term. The weight of Fed involvement in the fixed income markets is being felt in our markets and credit spreads are tightening, but we believe this will result in an increase in new loan originations and securities issuance. Our pipeline and platform remain active, and we will continue to capitalize on opportunities as they arise.”

The weighted average yield on commercial real estate debt and preferred equity was 10.29%, 16.80% and 11.27% at September 30, 2012, September 30, 2011 and June 30, 2012, respectively. The yield on the Company’s real estate portfolio, which includes real estate held for sale, as of the quarters ended September 30, 2012, and June 30, 2012 was 9.44% and 9.50%, respectively. The Company held no real estate properties at September 30, 2011.

The following table summarizes segmented investment portfolio information for the Company:

	Quarter ended September 30, 2012	Quarter ended September 30, 2011	Quarter ended June 30, 2012
Commercial Real Estate Debt and Preferred Equity Portfolio	(dollars in thousands)
Debt investment portfolio at period-end	$ 731,815	$ 873,644	$ 676,478
Preferred equity portfolio at period-end	39,769	21,282	-
Fixed-rate investments as percentage of portfolio	65%	50%	65%
Adjustable-rate investments as percentage of portfolio	35%	50%	35%
Fixed-rate investments
Agency mortgage-backed securities as percentage of fixed-rate assets	-	38%	-
Commercial mortgage loans as percentage of fixed-rate assets	92%	58%	100%
Commercial preferred equity as percentage of fixed-rate assets	8%	4%	-
Adjustable-rate investments
Commercial mortgage loans as percentage of adjustable-rate assets	100%	100%	100%
Weighted average yield on commercial real estate debt and preferred equity at period-end	10.29%	16.80%	11.27%
Real Estate Properties Portfolio including Real Estate Held for Sale
Real estate investment at period-end (1)	78,703	-	81,604
Annualized yield on real estate investment portfolio at period end (2)	9.44%	-	9.50%
Mortgages payable on real estate	19,150	-	19,150
Net equity in investments in real estate	59,553	-	62,454
Annualized yield on net equity in investments in real estate (2)	11.28%	-	11.32%
Weighted average cost of funds on real estate investment financing (3)	3.49%	-	3.49%
(1)	Includes $41.5 million and $44.1 million in real estate held for sale at September 30, 2012 and June 30, 2012, respectively.
Also includes related net intangible assets in excess of liabilities associated with purchase price allocation.
(2)	Impairment charge and gain on sale related to discontinued operations were not annualized for purposes of determining the yield on equity.
(3)	Interest expense includes net payments related to the interest rate swap and excludes change in market value.

The following table summarizes select characteristics for each of the Company’s asset classes:

	Quarter ended				Quarter ended			Quarter ended
	September 30, 2012				September 30, 2011			June 30, 2012
	Commercial Loans	Preferred Equity	Real Estate		Commercial Loans	Preferred Equity	Agency MBS	Commercial Loans	Real Estate
Weighted average amortized cost basis	$ 98.9	$ 100.0	-		85.6	93.8	104.7	$ 97.0	-
Weighted average coupon	9.63%	11.00%	-		5.40%	10.09%	4.77%	9.50%	-
Fixed-rate percentage of asset class	64%	100%	-		37%	100%	100%	65%	-
Adjustable-rate percentage of asset class	36%	100%	-		63%	-	-	35%	-
Weighted average yield on assets at period-end	10.24%	11.35%	9.44%		19.97%	17.28%	3.39%	11.27%	9.50%
Weighted average cost of funds at period-end	-	-	3.49%	(1)	-	-	-	-	3.49%	(1)
(1)	Interest expense includes net payments related to the interest rate swap and excludes change in market value.

At September 30, 2012, the Company’s commercial mortgage loan portfolio included one loan on non-accrual status. At September 30, 2011 the Company had two loans relating to one group of underlying properties that were 30 days or more delinquent. At June 30, 2012, the Company’s commercial mortgage loan portfolio had no delinquent loans. At September 30, 2012, the Company had no allowance for loan losses. At September 30, 2012 the Company classified two loans as Watch List. The Company had two loans classified as Workout at September 30, 2011 and one loan classified as Watch List at June 30, 2012.

The accretion of discount on the Company’s loan and preferred equity portfolio, which is a component of interest income, for the quarters ended September 30, 2012, September 30, 2011 and June 30, 2012, was $8.0 million, $30.2 million and $2.6 million, respectively. The total net discount remaining at September 30, 2012 was $7.9 million.

The Company’s discontinued operations were composed of net income of $2.9 million and a $2.6 million impairment charge for the quarter ended September 30, 2012, which relates to the net operating results of collateral acquired during the quarter ended March 30, 2012 via a deed in lieu of foreclosure that are recorded as real estate held for sale in the Consolidated Statements of Financial Condition. Net income from discontinued operations for the quarter ended September 30, 2012 is recorded net of a tax provision of approximately $425 thousand.

Annualized general and administrative expenses, including the management fee, as a percentage of average total equity was 2.07%, 1.86% and 2.00% for the quarters ended September 30, 2012, September 30, 2011, and June 30, 2012, respectively. At September 30, 2012, the Company had a common stock book value per share of $11.93, as compared to $11.96 and $11.96 at September 30, 2011 and June 30, 2012, respectively.

CreXus acquires, manages and finances, directly or through its subsidiaries, commercial mortgage loans and other commercial real estate debt, commercial real property, commercial mortgage-backed securities and other commercial and residential real estate-related assets. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), is externally managed by Fixed Income Discount Advisory Company, a wholly owned subsidiary of Annaly Capital Management, Inc.

The Company prepares a supplement to provide additional quarterly information for the benefit of its shareholders. The supplement can be found at the Company’s website in the Investor Relations section under “Quarterly Supplemental Information”.

The Company will hold the third quarter 2012 earnings conference call on Tuesday, November 6, 2012, at 11:00 a.m. ET. The number to call is 1-866-524-3160 for domestic calls, 1-412-317-6760 for international calls and 1-866-605-3852 for Canadian calls. There is no pass code; please reference CreXus Investment Corp. third quarter earnings. The replay number is 1-877-344-7529 for domestic calls and 1-412-317-0088 for international calls and the conference number is 10019912. The replay will be available at 1:00 p.m. ET through November 8, 2012 at 12:00 p.m. ET. There will be a web cast of the call on www.crexusinvestment.com. If you would like to be added to the e-mail distribution list, please visit www.crexusinvestment.com, click on Investor Relations, then E-Mail Alerts, enter your e-mail address where indicated and click the Submit button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and strategy; our projected financial and operating results; our ability to obtain and maintain financing arrangements and the terms of such arrangements; financing and advance rates for our targeted assets; our continuing or future relationships with third parties; our ability to realize our expectations of advantages of acquiring assets; general volatility of the markets in which we acquire assets; the implementation, timing and impact of, and changes to, various government programs; our expected assets; changes in the value of our assets; interest rate mismatches between our assets and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate assets; rates of default or decreased recovery rates on our assets; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to integrate and manage newly acquired assets into our portfolio; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent annual report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CREXUS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)

	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Assets:	(unaudited)	(unaudited)	(unaudited)	(1)	(unaudited)
Cash and cash equivalents	$105,575	$189,128	$257,490	$202,814	$47,233
Agency mortgage-backed securities, at fair value	-	-	-	-	200,335
Commercial mortgages net of allowance for loan losses ($0, $0, $0, $369 and $331, respectively)
Senior	146,437	123,845	200,878	374,348	323,850
Subordinate	38,837	38,720	38,527	71,517	71,041
Mezzanine	546,541	513,913	390,682	306,936	278,418
Preferred equity, net allowance for loan losses ($0, $0, $0, $0, and $38, respectively)	39,769	-	-	-	21,282
Real estate held for sale	41,514	44,071	52,800	-	-
Investment in real estate, net	33,926	34,196	34,466	33,196	-
Intangible assets, net	5,201	5,306	5,412	-	-
Rents receivable	221	154	87	32	-
Accrued interest receivable	5,116	4,140	3,509	2,608	3,861
Principal receivable from servicer	-	11,429	-	-	-
Other assets	5,275	2,527	3,540	1,420	975
Total assets	$968,412	$967,429	$987,391	$992,871	$946,995

Liabilities:
Mortgages payable	$19,150	$19,150	$19,150	$16,600	$-
Participation sold (non-recourse)	-	-	14,898	14,755	-
Accrued interest payable	-	-	48	6	-
Accounts payable and other liabilities	4,864	5,809	4,537	4,048	4,038
Dividends payable	24,523	20,692	20,688	26,817	22,986
Intangible liabilities, net	1,938	1,969	2,014	-	-
Investment management fees payable to affiliate	3,450	3,426	3,470	3,488	3,373
Total liabilities	53,925	51,046	64,805	65,714	30,397

Stockholders' Equity:
Common stock, par value $0.01 per share, 1,000,000,000
authorized, 76,630,528, 76,630,528, 76,620,112, 76,620,112, and, 76,620,112 shares issued and outstanding, respectively	766	766	766	766	766
Additional paid-in-capital	890,862	890,862	890,757	890,757	890,757
Accumulated other comprehensive income	-	-	-	-	4,397
Retained earnings	22,859	24,755	31,063	35,634	20,678
Total stockholders' equity	914,487	916,383	922,586	927,157	916,598
Total liabilities and stockholders' equity	$968,412	$967,429	$987,391	$992,871	$946,995

(1)	Derived from the audited consolidated statements of financial condition at December 31, 2011.

CREXUS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands, except share and per share data)

	For the Quarter ended
	September 30, 2012 (unaudited)	June 30, 2012 (unaudited)	March 31, 2012 (unaudited)	December 31, 2011 (unaudited)	September 30, 2011 (unaudited)

Net interest income:
Interest income	$26,841	$17,678	$23,226	$41,568	$44,174
Interest expense	(187)	(310)	(360)	(75)	(21)
Servicing fee	(149)	(114)	(115)	(142)	(213)
Net interest income	26,505	17,254	22,751	41,351	43,940

Other income:
Realized loss on sale of loan	-	(525)	-	-	-
Realized gains on sales of investments	-	-	-	4,556	-
Miscellaneous fee income	126	127	515	511	217
Rental income	809	811	712	238	-
Total other income	935	413	1,227	5,305	217

Other expenses:
Provision for loan losses	-	-	2,803	-	-
Management fees to affiliate	3,446	3,426	3,471	3,560	3,373
General and administrative expenses	1,327	1,180	2,710	1,269	848
Amortization Expense	105	106	123	-	-
Depreciation expense	271	270	275	54	-
Total other expenses	5,149	4,982	9,382	4,883	4,221

Net income before income tax	22,291	12,685	14,596	41,773	39,936
Income tax	6	32	1	(1)	-
Net income from continuing operations	22,285	12,653	14,595	41,774	39,936

Net income (loss) from discontinued operations (net of tax expense of $425, $1,564, $295, $0 and $0, respectively)	2,903	(46)	1,522	-	-
Gain on sale from discontinued operations	-	1,774	-	-	-
Impairment charges	(2,560)	-	-	-	-
Total income from discontinued operations	343	1,728	1,522	-	-

Net Income	$22,628	$14,381	$16,117	$41,774	$39,936

Net income per share-basic and diluted, continuing operations	$0.29	$0.17	$0.19	$0.55	$0.52
Total income per share-basic and diluted, discontinued operations	0.01	0.02	0.02	-	-
Net income per share-basic and diluted	$0.30	$0.19	$0.21	$0.55	$0.52
Dividend declared per share of common stock	$0.32	$0.27	$0.27	$0.35	$0.30
Weighted average number of shares outstanding-basic and diluted	76,630,528	76,624,462	76,620,112	76,620,112	76,620,112
Comprehensive income:
Net income	$22,628	$14,381	$16,117	$41,774	$39,936
Other comprehensive income (loss):
Unrealized gains on securities available-for-sale	-	-	-	159	1,649
Reclassification adjustment for realized gains included in net income	-	-	-	(4,556)	-
Total other comprehensive (loss) income	-	-	-	(4,397)	1,649
Comprehensive income	$22,628	$14,381	$16,117	$37,377	$41,585

CREXUS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands, except share and per share data)

	For the Nine Months Ended
	September 30, 2012	September 30, 2011
	(unaudited)	(unaudited)

Net interest income:
Interest income	$67,745	$64,672
Interest expense	(857)	(2,295)
Servicing fees	(378)	(429)
Net interest income	66,510	61,948

Other income:
Realized loss on sale of loan	(525)	-
Realized gains on sales of investments	-	13,925
Miscellaneous fee income	768	217
Rental income	2,332	-
Total other income	2,575	14,142

Other expenses:
Provision for loan losses, net	2,803	127
Management fees to affiliate	10,343	7,398
General and administrative expenses	5,217	1,942
Amortization expense	334	-
Depreciation expense	816	-
Total other expenses	19,513	9,467

Net income before income tax	49,572	66,623
Income tax	39	1
Net income from continuing operations	49,533	66,622

Net income from discontinued operations (net of tax expense of $2,284 and $0, respectively)	4,379	-
Gain on sale from discontinued operations	1,774	-
Impairment changes	(2,560)	-
Total income from discontinued operations	3,593	-

Net Income	$53,126	$66,622

Net income per share-basic and diluted, continuing operations	$0.65	$1.15
Total income per share-basic and diluted, discontinued operations	0.04	-
Net income per share-basic and diluted	$0.69	$1.15
Dividend declared per share of common stock	$0.86	$0.78
Weighted average number of shares outstanding-basic and diluted	76,625,054	57,887,511
Comprehensive income:
Net income	$53,126	$66,622
Other comprehensive income:
Unrealized gains on securities available-for-sale	-	7,847
Reclassification adjustment for realized gains included in net income	-	(13,925)
Total other comprehensive income (loss)	-	(6,078)
Comprehensive income	$53,126	$60,544

CONTACT:
CreXus Investment Corp.
Investor Relations
1-877-291-3453
www.crexusinvestment.com